                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                              ALLTEL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                 [ALLTEL LOGO]
                              ALLTEL CORPORATION
                One Allied Drive . Little Rock, Arkansas 72202
                           Telephone (501) 905-8000
                                www.alltel.com

                                                                  March 6, 2000

Dear Stockholder:

The 2000 Annual Meeting of Stockholders of ALLTEL Corporation will be held on Thursday, April 20, 2000, for the purposes set forth in the accompanying notice. The matters to be voted upon are explained in the proxy statement included with the notice.

It is important that you complete and return your proxy as promptly as possible, or vote by the Internet or by telephone in accordance with the instructions set forth on the proxy card.

                               Sincerely,
                               /s/ Joe T. Ford

                               Joe T. Ford
                               Chairman and
                               Chief Executive Officer

                              ALLTEL CORPORATION
                   Notice of Annual Meeting of Stockholders
                                April 20, 2000


To the Stockholders of
ALLTEL Corporation:


  Notice Is Hereby Given That the 2000 Annual Meeting of Stockholders of ALLTEL Corporation ("ALLTEL") will be held in Arkansas' Excelsior Hotel, Ballroom Level, Three Statehouse Plaza, Little Rock, Arkansas 72201, on Thursday, April 20, 2000, at 11:00 a.m. (local time), for the following purposes:

  1. To elect directors to the class whose term will expire in 2003.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof, including a stockholder proposal related to stock splits.

  A copy of the Annual Report for the calendar year 1999 accompanies this Notice.

  Only holders of the Common Stock of record at the close of business on February 28, 2000, are entitled to notice of and to vote at the meeting or at any adjournment thereof; holders of unexchanged stock certificates of companies previously acquired by ALLTEL are entitled to notice of the meeting and shall be entitled to vote if they have exchanged their stock certificates for ALLTEL certificates by April 20, 2000.

Little Rock, Arkansas      By Order of the Board of Directors,
March 6, 2000              FRANCIS X. FRANTZ,
                           Secretary

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE FILL IN, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, OR VOTE BY THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.

ALLTEL Corporation
One Allied Drive
Little Rock, Arkansas 72202

                                PROXY STATEMENT

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ALLTEL Corporation ("ALLTEL") to be used at its 2000 Annual Meeting of Stockholders to be held on Thursday, April 20, 2000, and at any adjournment or adjournments thereof. Shares represented by properly executed proxies will be voted at the meeting. If a choice is specified by a stockholder, the proxy will be voted in accordance with that choice. Any proxy may be revoked at any time if it has not already been exercised.

  This Proxy Statement is being mailed to stockholders beginning on March 6, 2000.

  The close of business on February 28, 2000, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. On the record date, there were outstanding and entitled to vote 314,471,283 shares of Common Stock; up to 699,211 additional shares of Common Stock would be entitled to vote in the event the unexchanged stock certificates of companies previously acquired by ALLTEL were exchanged for ALLTEL certificates by April 20, 2000.

  On all matters to be acted upon at the meeting, each share of Common Stock is entitled to one vote per share. Under Delaware law and ALLTEL's Restated Certificate of Incorporation, if a quorum is present at the meeting (a) the five nominees for election as directors for the term ending in 2003 who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or by proxy and entitled to vote shall be elected directors for the term ending in 2003 and (b) any other matters submitted to a vote of the stockholders must be approved by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the matter. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any of the other matters because the abstention results in one less vote for approval. Broker nonvotes on one or more matters will have no impact because they are not considered "shares present" for voting purposes.

                             ELECTION OF DIRECTORS

  The ALLTEL Board of Directors presently consists of fourteen members divided into three classes, two of which consist of five members and one of which consists of four members. Mr. William H. Zimmer, currently a member of the class whose term expires in 2002, will retire as a director at the 2000 Annual Meeting in accordance with the retirement policy for directors specified in
Article X of ALLTEL's Bylaws. Messrs. Joe T. Ford, Dennis E. Foster, John P. McConnell, and Fred W. Smith, and Ms. Josie C. Natori, currently members of the class whose term expires in 2000, are nominees for election at the 2000 Annual Meeting for the term ending in 2003. Following the election of directors at the Annual Meeting, the Board of Directors will consist of thirteen members divided into three classes, two of which will consist of four members (the class of 2001 and the class of 2002), and one of which will consist of five members (the class of 2003).

  Unless otherwise directed, the persons named in the accompanying form of proxy will vote that proxy for the election of the five persons named below, with each to hold office for a term of three years until the 2003 Annual Meeting or until his or her successor is elected and qualified. In case any nominee is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice. For each nominee and each director whose term expires in 2001 and 2002, there follows a brief listing of principal occupations for at least the past five years, other major affiliations, ALLTEL Board Committees, and age. The year in which each such person was initially elected as an ALLTEL director is also set forth below (which, in the case of each of Messrs. Joe T. Ford and Emon A. Mahony, is the year in which his directorship commenced with ALLTEL's predecessor company, Allied Telephone Company). Mr. Scott T. Ford is the son of Mr. Joe T. Ford.

-------------------------------------------------------------------------------

                         DIRECTORS -- TERM ENDING 2003

-------------------------------------------------------------------------------

                  Joe T. Ford, Chairman of the Board and Chief Executive Officer of ALLTEL. Director of The Dial Corporation and Textron Inc. Director of ALLTEL since 1960. Chairman of Executive Committee. Age 62.

[PHOTO]

                  Dennis E. Foster, Vice Chairman of the Board of ALLTEL; prior to July 1, 1998, President, Chief Executive Officer, and Director of 360(degrees) Communications Company; President and Chief Operating Officer of Cellular and Wireless Division of Sprint Corporation from 1993 to March 7, 1996. Director of Salient 3 Corporation and NiSource Inc. Director of ALLTEL since 1998. Age 59.

[PHOTO]

                  John P. McConnell, Chairman and Chief Executive Officer and Director of Worthington Industries, Inc., Columbus, Ohio (engaged in metal processing and manufacturing); from June 1993 until September 1996, Vice Chairman and Chief Executive Officer and Director of Worthington Industries, Inc. Director of ALLTEL since 1994. Member of Compensation and Nominating Committees. Age 46.

[PHOTO]

                  Josie C. Natori, Chief Executive Officer of The Natori Company, New York, New York (upscale fashion house with offices in Paris, New York, and Manila). Director of Manhattanville College, the Educational Foundation of Fashion Industries, The Philippine American Foundation, and Calyx & Corolla. Trustee of Asia Society & Asian Cultural Council. Director of ALLTEL since 1995. Member of Nominating Committee. Age 52.


[PHOTO]

                  Fred W. Smith, Chairman of the Board of Trustees of the Donald W. Reynolds Foundation, Las Vegas, Nevada. Director of ALLTEL since September 17, 1999. Member of Audit Committee. Age 66.

[PHOTO]

-------------------------------------------------------------------------------

                         DIRECTORS -- TERM ENDING 2001

-------------------------------------------------------------------------------

                  Scott T. Ford, President and Chief Operating Officer of ALLTEL; from April 24, 1997 until July 1, 1998, President of ALLTEL; from January 31, 1996 until April 24, 1997, Executive Vice President of ALLTEL; prior to January 31, 1996, Assistant to the Chairman, Stephens Group, Inc. Director of ALLTEL since 1996. Age 37.

[PHOTO]

                  Lawrence L. Gellerstedt, III, Chairman of the Board of Children's Healthcare of Atlanta; from May 1998 until November 1999, Chairman, Chief Executive Officer, President, and Director of American Business Products, Inc., Atlanta, Georgia; from March 30, 1998 until May 8, 1998, Chief Executive Officer and President of American Business Products, Inc.; from January 1, 1998, until March 30, 1998, Chairman and Director of Beers Construction Company, Atlanta, Georgia; prior to January 1, 1998, Chairman and Chief Executive Officer and Director of Beers Construction Company. Director of SunTrust Bank, Atlanta, and Rock Tenn Company. Director of ALLTEL since 1994. Chairman of Compensation Committee and member of Nominating Committee. Age 43.

[PHOTO]

                  Emon A. Mahony, Jr., Chairman of the Board of Arkansas Oklahoma Gas Corporation, Fort Smith, Arkansas; Vice President, Secretary, and Director of Mahony Corporation; Partner in EAM LLC; prior to July 1996, President of Arkansas Oklahoma Gas Corporation. Director of ALLTEL since 1980. Chairman of Pension Trust Investment Committee and member of Executive Committee. Age 58.

[PHOTO]

                  Ronald Townsend, Communications Consultant, Jacksonville, Florida; prior to October 1, 1996, President of Gannett Television Group, Gannett Co., Inc., Arlington, Virginia. Director of Bank of America Corporation. Director of ALLTEL since 1992. Chairman of Nominating Committee and member of Pension Trust Investment Committee. Age 58.

[PHOTO]

-------------------------------------------------------------------------------

                         NOMINEES -- TERM ENDING 2002

-------------------------------------------------------------------------------

                  John R. Belk, President of Finance, Systems & Operations of Belk, Inc., Charlotte, North Carolina (a department store retailer) since May 4, 1998; President and Chief Operating Officer of Belk Stores Services, Inc. since March 1997; prior to February 24, 1997, Senior Vice President of Belk Stores Services, Inc. Director of Ruddick Corporation. Director of ALLTEL since 1996. Member of Compensation and Audit Committees. Age 41.

[PHOTO]

                  Charles H. Goodman, Vice President of Henry Crown and Company (a diversified investment company). Director of General Dynamics Corporation. Director of ALLTEL since 1998. Member of Audit and Pension Trust Investment Committees. Age 66.

[PHOTO]

                  W. W. Johnson, Chairman of the Executive Committee and Director of Bank of America Corporation, Charlotte, North Carolina (a bank holding company). Director of The Liberty Corporation. Director of ALLTEL since 1990. Member of Compensation and Executive Committees. Age 69.

[PHOTO]

                  Frank E. Reed, Non-management Chairman of the Board of Directors of 360(degrees) Communications Company from March 1996 until July 1, 1998; former President and Chief Executive Officer of Philadelphia National Bank. Director of Harleysville Group, Inc. Director of ALLTEL since 1998. Member of Audit and Pension Trust Investment Committees. Age 64.

[PHOTO]

                  William H. Zimmer, Retired; prior to July 1, 1995, Vice Chairman and Director of Cincinnati Financial Corporation, Cincinnati, Ohio (an insurance holding company). Director of ALLTEL since 1985. Chairman of Audit Committee and member of Executive Committee. Age 70.

[PHOTO]

  During 1999, there were twelve meetings of ALLTEL's Board of Directors. All of the directors attended 75% or more of the meetings of the Board and Board Committees on which they served. The standing Committees of the Board are the Executive Committee, Audit Committee, Compensation and Incentive Stock

Option Committee, Pension Trust Investment Committee, and Nominating Committee. The functions of the Audit, Compensation, and Nominating Committees are described below.

  The Audit Committee held three meetings during 1999. This Committee meets with ALLTEL's independent public accountants, internal auditors, financial executives, and general counsel; reviews the scope and results of audits by the internal auditors and the independent public accountants; recommends nomination of independent public accountants to the Board; reviews procedures for internal auditing; reviews management responses to audit reports; reviews the implementation of ALLTEL's compliance program; and reviews various other matters, including the adequacy of internal controls and security, application of new accounting rules, reporting of risks and contingencies, and other issues that may from time to time be of concern to the Committee or to the members of the Board.

  The Compensation Committee held five meetings during 1999, at which it reviewed and made recommendations to the Board with respect to fixing compensation of and benefits for ALLTEL's principal officers. Members of the Compensation Committee serve as members of the Incentive Stock Option Committee, which met five times during the year.

  The Nominating Committee held two meetings during 1999. The Nominating Committee is responsible for making recommendations to the Board of Directors concerning the size and composition of the Board and the selection of candidates as nominees for election as directors.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

  Set forth below is certain information, as of February 28, 2000, with respect to any person known to ALLTEL to be the beneficial owner of more than 5% of any class of ALLTEL's voting securities, all of which are shares of Common Stock:

                   Name and Address         Amount and Nature      Percent of
Title of Class    of Beneficial Owner    of Beneficial Ownership     Class
--------------    -------------------    -----------------------   ----------
Common Stock     FMR Corp.               17,597,944 shares (sole      5.60
                 82 Devonshire Street    investment power)
                 Boston, MA 02109
Common Stock     Stephens Group, Inc.    16,300,144 shares (sole      5.18
                 111 Center Street       voting and investment
                 Little Rock, AR 72201   power)

Set forth below is certain information, as of February 28, 2000, as to shares of each class of ALLTEL equity securities beneficially owned by each of the directors, each of the executive officers identified in the Summary Compensation Table on page 11, and by all directors and executive officers of ALLTEL as a group. Except as otherwise indicated by footnote, all shares reported below are shares of Common Stock, and the nature of the beneficial ownership is sole voting and investment power:

                      Name of               Amount and Nature    Percent of Class
                  Beneficial Owner       of Beneficial Ownership (if 1% or more)
            ---------------------------- ----------------------- ----------------
Directors   John R. Belk                          27,136(a)            --
            Lawrence L. Gellerstedt, III          36,905(a)            --
            Charles H. Goodman                 6,215,641(b)(c)         1.98
            W. W. Johnson                         41,997(a)            --
            Emon A. Mahony, Jr.                   83,694(d)(e)         --
            John P. McConnell                     29,930(d)            --
            Josie C. Natori                       27,468(a)            --
            Frank E. Reed                         34,500(a)            --
            Fred W. Smith                         48,258(a)            --
            Ronald Townsend                       18,103(a)            --
            William H. Zimmer                     34,824(a)            --

Named       Joe T. Ford                        1,022,801(f)            --
Executive   Dennis E. Foster                     211,431(f)            --
Officers    Scott T. Ford                        161,803(f)            --
            Kevin L. Beebe                       170,144(f)            --
            Michael T. Flynn                      83,955(f)            --

All
 Directors
and Execu-
 tive
Officers
as a Group                                     8,713,897(g)            2.77

----------------
(a) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after February 28, 2000, as follows: John R. Belk (25,500); Lawrence L. Gellerstedt, III (28,725); W.W. Johnson (41,567); Josie C. Natori (27,038); Frank E. Reed (22,160); Fred W. Smith (10,000); Ronald Townsend (17,500); and William H. Zimmer (10,000).
(b) The nature of the beneficial ownership is shared voting and investment power with respect to all of these shares. Mr. Goodman disclaims beneficial ownership of all these shares, except 10,430 shares owned by him and his pro rata share of 1,012,401 shares owned by partnerships in which he is a partner.
(c) Includes 15,500 shares that Mr. Goodman has the right to acquire (through the exercise of options) on or within 60 days after February 28, 2000
(d) Includes 27,500 shares that each of the indicated persons has the right to acquire (through the exercise of options) on or within 60 days after February 28, 2000.
(e) Includes 2,564 shares held by Mr. Mahony's spouse, with respect to which Mr. Mahony has shared investment power and no voting power.
(f) Includes shares that the indicated persons have the right to acquire (through the exercise of options) on or within 60 days after February 28, 2000, as follows: Joe T. Ford (381,110); Dennis E. Foster (162,480); Scott
    T. Ford (115,000); Kevin L. Beebe (162,871); and Michael T. Flynn
    (78,580).
(g) Includes a total of 1,534,480 shares that members of the group have the right to acquire (through the exercise of options) on or within 60 days after February 28, 2000.

                        COMPARATIVE STOCKHOLDER RETURN

Set forth below is a line graph showing a five-year comparison of cumulative total stockholder return on Common Stock; the Standard & Poor's 500 Stock Index; and an index of a group of peer issuers consisting of the following companies: American Management Systems, Inc., AT&T Corp., Bell Atlantic Corporation, BellSouth Corporation, CenturyTel, Inc., Cincinnati Bell Inc., Electronic Data Systems Corporation, GTE Corporation, SBC Communications Inc., Sprint FON Group, and U S West, Inc. (the "Peer Index"). Ameritech Corporation and Frontier Corporation, which were formerly included in the Peer Index, have been removed as a result of their mergers with SBC Communications Inc. and Global Crossing Ltd., respectively, and have been replaced with American Management Systems, Inc. and CenturyTel, Inc. Sprint Corporation, which also was formerly included in the Peer Index, has been removed because its stock is no longer traded on a public market and has been replaced by Sprint FON Group. The returns of the group of peer issuers have been weighted according to their respective stock market capitalizations at the beginning of each period for which returns are indicated.

                                    [GRAPH]
               Comparison of Five-Year Cumulative Total Return*
------------------------------------------------------------------------------
                        ALLTEL           S&P 500             CUSTOM PEER
                                                                GROUP
------------------------------------------------------------------------------
  Dec-94                $100.00          $100.00               $100.00
  Dec-95                 101.44           137.59                145.52
  Dec-96                 111.61           169.18                141.49
  Dec-97                 150.89           225.65                195.59
  Dec-98                 225.64           290.12                273.75
  Dec-99                 317.39           351.05                294.50
------------------------------------------------------------------------------
* Assumes that $100 was invested on the last trading day of 1994 and that all dividends were reinvested.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  This report provides information concerning determinations by the Compensation Committee (the "Committee") of ALLTEL's Board of Directors for compensation reported for 1999 with respect to ALLTEL's Chief Executive Officer and other executive officers, including the officers named in the compensation table in this Proxy Statement. The Committee is comprised entirely of independent, nonemployee directors, none of whom has any "interlocking" relationships as defined for proxy statement disclosure purposes.

  The Committee reviewed compensation information from a group of 21 telecommunications and information services companies that compete in ALLTEL's principal lines of business. Regression analysis was performed on that data to mitigate the impact of company size on compensation levels for the comparison group. This comparison group is not identical to the group of peer issuers identified in the Comparison of Five-Year Cumulative Total Return graph on page 7.

Base Salaries

  The Committee reviews the base salaries of ALLTEL's executive officers annually and positions each officer's compensation by considering that officer's base salary relative to the mean of the comparison group and individual performance during the prior year (without assigning a precise weighting to the foregoing components). Overall, base salaries increased 3%; however the mean base salary for the officer group was approximately 2.9% below the corresponding mean base salary of the comparison group.

  Mr. Joe T. Ford's salary, which was not increased in the three previous years, was raised for 1999. The Committee evaluated Mr. Ford's base salary on the basis of Mr. Ford's performance in 1998 (by reference to ALLTEL's "total return" to ALLTEL stockholders during 1998 of 45%) and a comparison of Mr. Ford's 1998 base salary to the mean salary of chief executive officers in the comparison group (without assigning a precise weighting to the foregoing components). Mr. Ford's 1999 salary was 8.7% below the 50th percentile of the comparison group.

Annual Incentives

  ALLTEL's Performance Incentive Compensation Plan (the "Incentive Plan") provides ALLTEL's executive officers with the opportunity to receive annual cash incentive payments (calculated as a percentage of each executive officer's base salary). The Incentive Plan is based exclusively on the achievement of an earnings per share objective from current businesses established by the Committee at the beginning of the year. The Committee establishes the criteria at three levels, "minimum", "target", and "maximum" and a corresponding percentage of base salary for each executive officer. For 1999, the target primary earnings per share objective from current businesses was $2.58. The Committee positions each officer's total direct compensation (base salary plus Incentive Plan payment) at target by considering that officer's total direct compensation relative to the 60th percentile of total direct compensation of corresponding officers of the comparison group.

  As reflected in the Summary Compensation Table, Mr. Joe T. Ford received a $1,012,500 cash incentive payment under the Incentive Plan for 1999, which reflects ALLTEL's achievement of the financial performance criteria at the maximum level.

Long-Term Incentives

  ALLTEL's long term incentives for executive officers include payments under the Long-Term Performance Incentive Compensation Plan (the "Long-Term Incentive Plan") and stock option grants. The Long-Term Incentive Plan provides ALLTEL's executive officers with the opportunity to receive cash incentive payments based on a three-year measurement period (calculated as a percentage of each executive officer's average annual salary during that three-year period). The Long-Term Incentive Plan is based exclusively on the achievement of either the "minimum", "target", or "maximum" earnings per share from current businesses objective during that period. The Committee believes this plan design focuses ALLTEL's executive officers on ALLTEL's long-term financial success.

  The Committee sets each officer's target payments under the Long-Term Incentive Plan by considering each officer's net total compensation (base salary, Incentive Plan and Long-Term Incentive Plan payments, and stock option grants) at target relative to the 60th percentile of net total compensation of corresponding officers of the comparison group. With respect to cash incentive payments received by ALLTEL's executive officers for the three-year measurement period of 1997-1999, the target earnings per share objective from current businesses (averaged over the three year measurement period) established by the Committee was $2.16.

  As reflected in the Summary Compensation Table, Mr. Joe T. Ford received a $717,500 cash incentive payment under the Long-Term Incentive Plan for 1999 with respect to the three-year measurement period of 1997-1999, which reflects ALLTEL's achievement of the financial performance criteria at the maximum level.

  ALLTEL's stock option plans allow ALLTEL's executive officers to receive options to purchase shares of Common Stock at the market price on the date of grant. The Committee believes that stock option grants encourage and reward effective management and assist in the retention of valued executive officers. The Committee determined the number of options granted to each officer on the basis of the Committee's subjective judgment of the value of that officer's contribution to ALLTEL's long-term growth. As reflected in the Option and SAR Grants in 1999 table on page 12, Mr. Joe T. Ford received 125,000 options in 1999.

Deductibility Limits

  Section 162(m) of the Internal Revenue Code generally does not allow a deduction for annual compensation in excess of $1,000,000 paid to ALLTEL's Chief Executive Officer or to any other ALLTEL officer or executive whose individual compensation during the year would be required to be disclosed in ALLTEL's annual proxy statement by reason of being among ALLTEL's four highest compensated officers for the year (other than the Chief Executive Officer). This limitation on deductibility does not apply to certain compensation, including compensation that is payable solely on account of the attainment of one or more performance goals. The Committee's policy is generally to preserve the federal income tax deductibility of compensation and to qualify eligible compensation for the performance-based exception in order for compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Internal Revenue Code; the Committee may, however, approve compensation that may not be deductible if the Committee determines that the compensation is in the best interests of ALLTEL.

                               The Compensation Committee

                               Lawrence L. Gellerstedt, III, Chairman
                               John R. Belk
                               W. W. Johnson
                               John P. McConnell

                            MANAGEMENT COMPENSATION

Compensation of Directors

  Directors who are not officers of ALLTEL receive $40,000 as an annual base fee and $1,500 for each Committee meeting attended. Directors may elect to defer all or a part of their cash compensation under ALLTEL's deferred compensation plan for directors.

  Under the 1999 Nonemployee Directors Stock Compensation Plan, a portion of each nonemployee director's annual base fee is paid in restricted shares of Common Stock that are subject to forfeiture if the nonemployee director ceases to be a director prior to the first day of the following year other than by reason of death, disability, or retirement. The number of restricted shares of Common Stock issued to each nonemployee director is determined by dividing the market price of a share of Common Stock on the first business day of the year into the portion of the annual retainer that is to be paid in restricted shares. In 1999, 37.5% ($15,000) of the annual retainer was paid by the issuance of 242 restricted shares of Common Stock to each non-employee director. In 2000, 37.5% ($15,000) of the annual retainer was again paid in restricted shares, although the number of shares issued was 188. The Board of Directors may change the portion of the annual base fee payable in restricted shares of Common Stock, at least six months prior to the beginning of any year, and any nonemployee director may elect, at least six months prior to the beginning of any year, to receive restricted shares of Common Stock for a higher portion of the annual base fee than the portion fixed by the Board. Unless terminated earlier by the Board of Directors, the plan will continue until the 500,000 shares of Common Stock available under the plan have been issued and vested.

  Under the 1994 Stock Option Plan for Nonemployee Directors, as amended (the "Directors Plan" ), each nonemployee director automatically receives the initial grant of an option to purchase 10,000 shares of Common Stock on the date he or she first becomes a nonemployee director, at an exercise price equal to the closing market price of the Common Stock on that date. The Director Plan also provides for the automatic grant, following the conclusion of each annual meeting of stockholders, of an option to purchase 6,500 shares of Common Stock to each nonemployee director (other than a director who was elected at an annual meeting).

  The option price of options granted under the Directors Plan is the fair market value of the Common Stock on the date the option is granted and is payable in cash, already-owned Common Stock, or a combination of both. The options vest and become exercisable on the day immediately preceding the next annual meeting of stockholders following the date of grant or, if earlier, on the death or disability of the holder or the occurrence of a "change of control."

  If a person ceases to be a nonemployee director, all vested options held by the person continue to be exercisable for a period of six months or the earlier expiration of the ten-year term of the option. Any options that have not vested by the time the person ceases to be a nonemployee director may not thereafter be exercised. The Director Plan will continue until the 1,000,000 shares of Common Stock available under the plan are issued, unless the plan is earlier terminated by the Board of Directors.

Compensation of Named Executive Officers

  The following table shows the compensation, for each of the last three years, of ALLTEL's Chief Executive Officer and of ALLTEL's other four most highly compensated executive officers as of December 31, 1999:

                           SUMMARY COMPENSATION TABLE

                                                                                    Long-Term
                                             Annual Compensation                  Compensation
                                             -------------------                  ------------
                                                                               Awards      Payouts
                                                                               ------      -------
                                                                    Other                 Long-Term
                                                                    Annual   Securities   Incentive  All Other
                                                                   Compen-   Underlying     Plan      Compen-
      Name        Principal Position Year Salary ($) Bonus ($)    sation ($) Options (#) Payouts ($) sation ($)
      ----        ------------------ ---- ---------- ---------    ---------- ----------- ----------- ----------
Joe T. Ford       Chairman and CEO   1999 750,000    1,012,500       -0-       125,000     717,500     131,783(a)
                  Chairman and CEO   1998 650,000      780,000       -0-           -0-     438,750   3,192,114
                  Chairman and CEO   1997 650,000      715,000       -0-       525,000     390,000   1,481,930

Dennis E. Foster  Vice Chairman      1999 650,000    2,780,000(b)    -0-       100,000     562,500   1,843,272(c)
                  Vice Chairman      1998 300,000(d) 1,658,379       -0-           -0-     270,000   1,505,525

Scott T. Ford     President and COO  1999 600,000      720,000       -0-       100,000     427,500      79,699(e)
                  President and COO  1998 450,000      506,250       -0-           -0-     200,375     106,667
                  President          1997 375,000      386,719       -0-       465,000     160,000      78,290

Kevin L. Beebe    Group President--  1999 450,000    1,938,750(f)    -0-       250,000     300,000     150,599(e)
                  Communications
                  Group President--  1998 175,000(d)   833,983       -0-           -0-     131,250      87,430
                  Communications

Michael T. Flynn  Group President--  1999 380,000      370,500       -0-        40,000     252,500      48,950(e)
                  Communications
                  Group President--  1998 350,000      303,750       -0-           -0-     133,125     686,253
                  Communications
                  President--ALLTEL  1997 260,000      245,952       -0-       235,000     120,000     290,479
                  Communications

--------
(a) Includes the following amounts: employer contributions to the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $9,600; allocated benefits under the ALLTEL Benefit Restoration Plan in the amount of $108,317; and dollar amount of premiums paid under supplemental split dollar life insurance policies in the amount of $13,866.

(b) Includes an additional bonus of $2,000,000 in accordance with Mr. Foster's Employment Agreement.

(c) Includes the following amounts: employer contributions to the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $9,600; allocated benefits under the ALLTEL Benefit Restoration Plan in the amount of $204,998; excise tax reimbursement of $989,110 paid in accordance with Mr. Foster's Employment Agreement; $619,823 in non-cash credits allocated to a supplemental retirement arrangement in accordance with Mr. Foster's Employment Agreement; "above market" earnings on Mr. Foster's 360(degrees) Supplemental Retirement Account in the amount of $14,310; and "above market" earnings on deferred compensation in the amount of $5,431.

(d) Includes only amounts payable on or after July 1, 1998, the date Messrs. Foster and Beebe became executive officers of ALLTEL.

(e) Includes the following amounts for Messrs. Scott T. Ford, Beebe, and Flynn: allocated benefits under the ALLTEL Benefit Restoration Plan in the respective amounts of $68,486, $135,107, and $39,350; employer contributions under the ALLTEL Profit Sharing Plan and ALLTEL Thrift Plan in the amount of $9,600 in each case; and "above-market" earnings on deferred compensation in the respective amounts of $1,613, $5,892, and $-0- (payment of which is deferred until the deferred compensation is paid).

(f) Includes an additional bonus in the amount of $1,500,000.

                         OPTION AND SAR GRANTS IN 1999

  The following table shows information concerning stock option grants during 1999 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers:




                                                                                    Potential
                                     Individual Grants                         Realizable Value at
                                     -----------------                           Assumed Annual
                         Number     % of                                      Rates of Stock Price
                           of       Total                                 Appreciation for Option Term
                       Securities  Options                                ----------------------------
                       Underlying  Granted                                   5%                  10%
                        Options      to       Exercise                       --                  ---
                        Granted   Employees or Base Price Expiration   Stock     Dollar     Stock     Dollar
Name                      (#)      in 1999     ($/Sh)        Date    Price ($) Gains ($)  Price ($) Gains ($)
----                   ---------- --------- ------------- ---------- --------- ---------- --------- ----------
Joe T. Ford             125,000      3.6       65.0625     1/27/09    105.98    5,114,682  168.76   12,961,609
Scott T. Ford           100,000      2.9       65.0625     1/27/09    105.98    4,091,746  168.76   10,369,288
Dennis E. Foster        100,000      2.9       65.0625     1/27/09    105.98    4,091,746  168.76   10,369,288
Kevin L. Beebe          250,000      7.3       65.0625     1/27/09    105.98   10,229,364  168.76   25,923,217
Michael T. Flynn         40,000      1.1       65.0625     1/27/09    105.98    1,636,698  168.76    4,147,715
Dollar Gains of All
 ALLTEL Stockholders*                                                  $12,858,609,856      $32,586,217,290

----------------
* Total dollar gains are based on the indicated assumed annual rates of appreciation in the option exercise price, calculated on the 314,256,977 shares of Common Stock outstanding as of December 31, 1999.

           OPTION EXERCISES IN 1999 AND 1999 YEAR-END OPTION VALUES

  The following table shows information concerning stock option exercises during 1999 by ALLTEL's Chief Executive Officer and by ALLTEL's other four most highly compensated executive officers:

                                                       Number of Securities        Value of Unexercised
                                                      Underlying Unexercised           In-the-Money
                  Shares Acquired                    Options at 1999 Year-End    Options at 1999 Year-End
Name              on Exercise (#) Value Realized ($) Exercisable/Unexercisable Exercisable/Unexercisable ($)
----              --------------- ------------------ ------------------------- -----------------------------
Joe T. Ford            7,110            413,269           380,890/652,000          22,432,451/27,802,438
Dennis E. Foster      77,984          3,472,366            95,842/224,579           4,956,101/ 8,199,130
Scott T. Ford           -0-              -0-               68,000/567,000           3,473,000/24,451,063
Kevin L. Beebe           708             37,777            91,948/305,093           4,726,787/ 7,262,411
Michael T. Flynn      16,420            801,102            59,580/269,000           3,213,349/11,815,438

                    LONG-TERM INCENTIVE PLAN AWARDS IN 1999

  The following table shows information concerning the awards made during 1999 with respect to the three-year measurement period 1999 through 2001 to ALLTEL's Chief Executive Officer and to ALLTEL's other four most highly compensated executive officers under the ALLTEL Long-Term Performance Incentive Plan (other than Dennis E. Foster, who will not be entitled to any award with respect to the three-year measurement period 1999 through 2001):

                                             Estimated Future Payouts*
                   Performance Period   ---------------------------------------
Name                  Until Payout      Minimum ($)   Target ($)   Maximum ($)
----               ------------------   -----------   ----------   -----------
Joe T. Ford             3 years           337,500      675,000      1,012,500
Scott T. Ford           3 years           210,000      420,000        630,000
Kevin L. Beebe          3 years           123,750      247,500        371,250
Michael T. Flynn        3 years           104,500      209,000        313,500

----------------
* Awards will be paid upon completion of the 2001 year on the basis of ALLTEL's performance during the three year period 1999-2001 as determined by ALLTEL's attainment of prescribed corporate and unit performance targets. The Compensation Committee of the Board of Directors specified those corporate and unit performance targets and the award levels for the indicated executive officers (which are stated as a percentage of each executive officer's average base salary during the 1999-2001 period). The estimated future payouts shown above assume that each executive officer's average base salary during the 1999-2001 period would be the same as his base salary during 1999.

Executive Compensation Agreement with Mr. Joe T. Ford

  Mr. Joe T. Ford is employed for a period extending to July 1, 2002, under a contract with ALLTEL that provides for a minimum base annual salary plus any incentive awards made under the Incentive Plan and the Long-Term Incentive Plan (the "Incentive Plans"). If the Board of Directors discontinues either or both of the Incentive Plans (or the application of either or both of them to Mr. Ford) or should a change of control of ALLTEL occur, the contract provides that Mr. Ford will receive, in the year in which such event occurs, an annual salary equal to the greater of his minimum base annual salary plus the average incentive awards made under the Incentive Plans over the preceding three years or his 1991 base annual salary compounded at an annual rate of 3% from January 1, 1991, to the beginning of the year in which such event occurs; thereafter Mr. Ford will receive an annual salary equal to the compensation paid during the preceding year, compounded by minimum annual increases of 3%. The contract provides for payment of disability benefits in amounts unaffected by that disability through the end of the calendar year following the calendar year in which the disability occurs and of a death benefit in the amount equal to Mr. Ford's compensation for one year.

  Assuming compensation at the 1999 level and retirement at the expiration of the contract period, the estimated annual benefit to be received by Mr. Ford is $1,554,132. The contract also provides that Mr. Ford may retire any time prior to the expiration of the contract period. If Mr. Ford were to elect early retirement, he would be entitled to retirement benefits under his contract reduced in accordance with a formula. The contract provides that those retirement benefits are in lieu of payments under ALLTEL's defined benefit pension plan described below. The contract provides for payment of survivorship benefits to Mr. Ford's wife, who would receive for her life 50% of the annual retirement compensation to which Mr. Ford is entitled.

Employment Agreement with Mr. Dennis E. Foster

  Mr. Foster is employed for a period extending to June 30, 2000, under a contract with ALLTEL that became effective as of August 1, 1998. The contract replaced Mr. Foster's employment agreement with 360(degrees) Communications Company ("360(degrees)"), which became a wholly-owned subsidiary of ALLTEL on July 1, 1998.

  Under the contract, Mr. Foster receives an annual base salary of at least $600,000 per year, a target annual incentive opportunity of not less than 75% of his annual base salary, and the opportunity to earn a long-term incentive award under the Long-Term Incentive Plan for the three year measurement periods 1996 through 1998 and 1997 through 1999, respectively, with a target incentive opportunity of not less than 60% of his average year-end base salary. Mr. Foster received a bonus in the amount of $1,000,000 on August 31, 1998 and an additional bonus in the amount of $2,000,000 on August 1, 1999.

  The contract also requires ALLTEL to provide Mr. Foster with supplemental retirement benefits in the form of a non-qualified defined contribution arrangement under which employer contribution credits for calendar years ending prior to January 1, 2000, are allocated to a supplemental retirement account. The amount of annual credits is based on an actuarially computed value to provide an annual replacement ratio of 40% of Mr. Foster's final compensation (annual base salary and annual target incentive) for his expected life beginning at age 65, offset by the age 65 pension benefits provided by certain former employers. The actuarial calculation is leveled so that future contribution credits equate to a relatively level percentage of compensation. If Mr. Foster remains employed through June 30, 2000, he will receive an additional credit to his supplemental retirement account of $5,000,000, less the total of other credits occurring after June 30, 1998. The supplemental retirement benefit attributable to credits occurring prior to July 1, 1998, is fully vested. The supplemental retirement benefit attributable to credits occurring after June 30, 1998, fully vests at the earliest of Mr. Foster's termination of employment on June 30, 2000, or his death, disability, involuntary termination without cause, or voluntary termination for good reason during the term of the contract. Vested benefits are distributable in installments following termination of employment unless Mr. Foster elects an alternative form of distribution, which may include a lump sum. The supplemental retirement benefits are backed by a rabbi trust to which contributions are to be made at the time supplemental retirement credits to the account occur.

  If Mr. Foster remains employed until June 30, 2000, or his employment is terminated earlier due to death, disability, involuntary termination without cause, or voluntary termination for good reason, both he and his spouse will receive post-retirement medical insurance benefits at the same cost and coverage levels as then provided to senior executives of ALLTEL who are actively employed (with a carve-out for Medicare benefits). This commitment is subject to change or termination to the same extent the active employees' plan is changed or terminated.

  Mr. Foster is eligible for reimbursement of any excise tax under Section 4999 of the Internal Revenue Code in respect of the "change in control" of 360(degrees) associated with 360(degrees) becoming a wholly-owned subsidiary of ALLTEL (and for any excise, income, or employment tax resulting from that reimbursement, successively, so as to offset the Internal Revenue Code Section 4999 excise tax) imposed on payments to Mr. Foster from 360(degrees) or ALLTEL.

  Following the termination of Mr. Foster's employment for any reason, Mr. Foster will be subject to provisions regarding nondisclosure of confidential and proprietary information, noninterference, and a five-year non-competition covenant. If Mr. Foster remains employed until June 30, 2000, or, at ALLTEL's option, if Mr. Foster's employment is terminated prior to June 30, 2000, by ALLTEL other than for cause, or by Mr. Foster, Mr. Foster is required to provide consulting services to ALLTEL as an independent contractor for a one-year term, for which Mr. Foster is to be paid $2,000,000 at the beginning of the consulting term.

Supplemental Retirement Benefit Agreement with Mr. Michael T. Flynn

  ALLTEL is a party to an agreement with Mr. Flynn that provides for the following: Upon termination of employment for any reason other than death, Mr. Flynn is entitled to receive monthly retirement benefits in the form of a life annuity with a minimum of 120 monthly payments (although certain optional forms of payment are available). Benefit payments commence at the later of employment termination or attainment of age 55. If the benefit commences on or after attainment of age 60, the monthly payment is $7,344.67. If the benefit commences prior to age 60, the payments are reduced by .5% for each month by which the commencement date precedes Mr. Flynn's 60th birthday. Certain benefits are payable to his surviving spouse if Mr. Flynn dies before payments commence. Benefits are reduced by certain benefits paid under other nonqualified benefit plans. If Mr. Flynn becomes employed by a competitor of ALLTEL within three years following his termination of employment, benefits are not payable after he becomes employed by the competitor.

  ALLTEL is required to provide Mr. Flynn with a non-qualified defined contribution arrangement under which he received a one-time employer contribution credit in 1995 of $13,953 to a supplemental benefit account. The supplemental benefit account is credited with earnings and losses in the same manner as an account under the ALLTEL Corporation Profit-Sharing Plan. The supplemental benefit account is payable following his termination of employment.

  If Mr. Flynn terminates employment prior to the time he is eligible for an unreduced early retirement benefit under the ALLTEL Corporation Pension Plan, he will receive a non-qualified subsidized early retirement benefit from ALLTEL determined as if he had an additional twenty-four years of vesting service. If Mr. Flynn dies before benefit payments commence, a benefit is payable to his surviving spouse.

Change in Control Agreements

  ALLTEL is a party to agreements with each of Messrs. Scott T. Ford, Beebe, and Flynn, which provide that if, following a "change in control," the executive's employment terminates within twelve months (unless the termination is as a result of death, by ALLTEL as a result of the executive's disability or for "cause", or by the executive without "good reason") or if, after remaining employed for twelve months, the executive's employment terminates during the following three-month period (unless the termination is a result of death or is by ALLTEL as a result of the executive's disability) (each of the foregoing events being referred to as a "Payment Trigger"), ALLTEL is required to pay the executive an amount equal to three times the sum of his base salary as in effect immediately prior to the change in control or Payment Trigger and the maximum amounts he could have received under the Incentive Plans for the period commencing coincident with or most recently prior to the period in which the change in control or Payment Trigger occurs, but reduced by any other cash severance paid to him. ALLTEL also is required to make an additional payment to the executive in the amount of any excise tax under
Section 4999 of the Internal Revenue Code as a result of any payments or distributions by ALLTEL plus the amount of all additional income tax payable by him as a result of such additional payments. Payments under the agreements are covered by ALLTEL's "grantor trust" described below.

Defined Benefit Pension Plan

  ALLTEL maintains a trusteed, noncontributory, defined benefit pension plan covering salaried and non-salaried employees under which benefits are not determined primarily by final compensation (or average final compensation). Under this pension plan, Messrs. Scott T. Ford, Beebe, and Flynn would have each period of post-January 1, 1988, service credited at 1% of compensation, plus .4% of that part of his compensation that exceeds the Social Security Taxable Wage Base for such year. Service prior to 1988, if any, would be credited on the basis of a percentage of his highest consecutive five-year average annual base salary, equal to 1% for each year of service prior to 1982 and thereafter increasing by .05% each year until 1988, but only prospectively, i.e., with respect to service earned in such succeeding year; in addition, each of Messrs. Scott T. Ford, Beebe, and Flynn would receive an additional credit of .25% for each pre-1988 year of service after age 55, subject to a maximum of 10 years' such credit, and would have added to his annual pension benefits an amount equal to .4% of the amount by which his pre-1988 career average annual base salary (three highest years) exceeds his Social Security covered compensation, multiplied by his years of pre-1988 credited service. Various benefit payment options are available on an actuarially equivalent basis, including joint and survivor benefits. Compensation included in the pension base includes cash awards under the Incentive Plans.

  Assuming annual increases in compensation in future years of 5% per year, continuation in the position he held during 1999, and retirement at age 65, the estimated annual benefit under the pension plan for each of Messrs. Scott
T. Ford, Beebe, and Flynn is $1,113,370, $772,316, and $265,175 respectively. (Messrs. Joe T. Ford and Foster, the only other executives included in the Summary Compensation Table on page 11, currently are not participants in and are not entitled to benefits under the pension plan.) Amounts shown are straight life annuity amounts and include amounts payable under the defined benefit portion of the ALLTEL Benefit Restoration Plan.

Benefit Restoration Plan

  Federal laws place certain limitations on pensions that may be paid under federal income tax qualified plans. The ALLTEL Benefit Restoration Plan provides for the payment to certain employees outside tax-qualified plans of any amounts not payable under the tax-qualified plans by reason of limitations specified in the Internal Revenue Code. Currently, under the ALLTEL Benefit Restoration Plan, Messrs. Joe T. Ford, Scott T. Ford,

Foster, Beebe, and Flynn are eligible for accruals with respect to benefits not payable under ALLTEL's defined contribution plans, and Messrs. Scott T. Ford, Beebe and Flynn are eligible for accruals with respect to benefits not payable under ALLTEL's defined benefit pension plan. Amounts accrued, if any, under the defined contribution portion of these plans in 1999 for each of these executives are included in the Summary Compensation Table on page 11.

Supplemental Executive Retirement Plan

  ALLTEL maintains a non-qualified supplemental executive retirement plan (the "SERP") in which certain employees designated by the Board of Directors, including Messrs. Scott T. Ford, Beebe, and Flynn participate. The SERP provides with respect to Messrs. Scott T. Ford, Beebe, and Flynn that, upon normal retirement at age 65 (or, if earlier, following a Payment Trigger that occurs after the participant's early retirement date), the executive will receive an annual benefit under the SERP, payable as a single life annuity, equal to 60% of (A) if a Payment Trigger has not occurred, the greater of (i) his total compensation for the calendar year preceding his retirement, or (ii) his average annual total compensation for the three calendar years preceding his retirement; or (B) if a Payment Trigger has occurred, the greater of (i) the amount determined under (A) above (as if a Payment Trigger had not occurred), or (ii) the sum of (a) his annual base salary in effect immediately prior to the change in control (as defined in the change in control agreements described above), the Payment Trigger, or his retirement date, whichever is greatest, plus (b) the maximum amounts payable to him under specified incentive compensation plans for the period coincident with or most recently prior to the change in control, the Payment Trigger, or his retirement date, whichever is greatest. The amount of the normal retirement benefit under the SERP is not determined based on years of service.

  Each of Messrs. Scott T. Ford, Beebe, and Flynn also is entitled to an early retirement benefit under the SERP if he retires before becoming entitled to the normal retirement benefit but after attaining the age of 60 with 15 or more years of service or age 55 with 20 or more years of service or after a Payment Trigger occurs (regardless of his years of service). The early retirement benefit is calculated the same as the normal retirement benefit, except that the percentage used in the calculation is 45% (increased ratably for the number of years of his service after the early retirement date, up to a maximum of 60%) rather than 60%.

  If Messrs. Scott T. Ford, Beebe, or Flynn dies after benefits commence, his surviving spouse will receive 50% of the amount that he was receiving prior to his death. If he dies while employed, his surviving spouse will receive 50% of the amount that he would have received if he had retired on the day before death. Following retirement, each of Messrs. Scott T. Ford, Beebe, and Flynn (and his spouse and dependents) also is entitled to receive post-retirement medical benefits under the SERP together with reimbursement for any additional taxes incurred as a result of the benefits being taxed less favorably than they would have been if received by other retired employees. Payments to Messrs. Scott T. Ford, Beebe, and Flynn under the SERP are covered by ALLTEL's "grantor trust" described below.

  The retirement benefits payable under the SERP are reduced by certain benefits paid under other qualified and nonqualified benefit plans. The benefits under the SERP are not subject to offset for Social Security. Assuming annual increases in compensation in future years of 5% per year, retirement at age 65, and based on estimates of the benefits that reduce the retirement benefits payable under the SERP, the estimated normal retirement benefit under the SERP payable for each of Messrs. Scott T. Ford, Beebe, and Flynn is $271,724, $294,985, and $244,759, respectively.

Grantor Trust

  ALLTEL maintains a "grantor trust" under Section 671 of the Internal Revenue Code (the "Trust") to provide certain participants in designated compensation and supplemental retirement plans and arrangements with greater assurance that the benefits and payments to which those participants are entitled under those plans and arrangements will be paid. Contributions by ALLTEL to the Trust are discretionary. Prior to a "change of control" of ALLTEL (as defined in the trust agreement for the Trust), benefits may not be paid from the Trust.

Following a "change of control" of ALLTEL, benefits and payments may be paid from the Trust to the extent those benefits and payments are not paid by ALLTEL or its successor. The assets of the Trust are subject to the claims of the creditors of ALLTEL in the event ALLTEL becomes "insolvent" (as defined in the trust agreement for the Trust).

                             STOCKHOLDER PROPOSAL

-------------------------------------------------------------------------------

  Stockholders who intend to present proposals at the 2001 Annual Meeting, and who wish to have those proposals included in ALLTEL's Proxy Statement for the 2001 Annual Meeting, must be certain that those proposals are received by the Corporate Secretary at One Allied Drive, Little Rock, Arkansas 72202, prior to November 8, 2000. Such proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the Proxy Statement for ALLTEL's 2001 Annual Meeting.

-------------------------------------------------------------------------------

  Thomas O. Moloney, III, 10510 W. 131 Street, Overland Park, Kansas 66213, the beneficial owner of 290 shares of Common Stock, has proposed the adoption of the following resolution and has furnished the following statement of support for his proposal:

  "RESOLVED: That the shareholders hereby request the Board of Directors to take steps necessary to assure that future stock splits of ALLTEL common stock will require 2/3rds approval of all outstanding shares, and a pre-split price of at least $1,000/share."

Statement of Support

  "In recent years there have been many stock splits among the thousands of companies publicly traded on the major stock exchanges. It is extremely difficult to keep track of all of them. A stock split does NOT represent an increase in the value of the company; merely a dilution in the value of the individually traded shares. It also allows brokerages to charge more for a trade, ie: the fees to trade 1000 shares valued at $50/share are often higher than the fees to trade 500 shares at $100/share."

  The foregoing is the verbatim submission of Mr. Moloney. All statements therein are the sole responsibility of Mr. Moloney, and neither the management of ALLTEL nor the Board of Directors have verified their accuracy.

Board of Directors' Statement In Opposition To The Proposal

  The Board of Directors believes that preserving its independent discretion to declare stock splits is in the best interests of ALLTEL and its stockholders. Stock splits provide greater availability of shares for purchase by increasing the total number of shares outstanding and thereby increasing the liquidity and marketability of a public company's stock. Stock splits also reduce the per share price of a publicly-traded stock and make it easier for individual investors to purchase affordable quantities of that stock. The board of directors of a public company generally has the discretion to adopt a stock split without obtaining stockholder approval or achieving a mandatory price per share because the board is in the best position to assess the timing and advisability of adopting a stock split. No limits, no matter how well-intentioned, should be imposed on the business judgment of ALLTEL's Board of Directors in this regard.

  For the reasons set forth above, the Board of Directors urges ALLTEL's stockholders to reject this proposal. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE ADOPTION OF THE FOREGOING STOCKHOLDER PROPOSAL. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED AGAINST THE PROPOSAL UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

                             CERTAIN TRANSACTIONS

  ALLTEL engaged Stephens Inc., an affiliate of Stephens Group, Inc., to render investment banking and brokerage services to ALLTEL and its subsidiaries during 1999, for which ALLTEL paid investigatory and facilitative services totaling $2,862,608 to Stephens Inc. during the period January 1, 1999, through December 31, 1999. Stephens Group, Inc. beneficially owned, on February 28, 2000, 16,300,144 shares of Common Stock (see page 5).

  ALLTEL engaged Fidelity Management Trust Company, a subsidiary of FMR Corp., to render record keeping services in connection with the 360(degrees) Communications Inc. Retirement Savings Plan during 1999, for which ALLTEL paid administrative fees totaling $68,320 to Fidelity Management Trust during the period January 1, 1999, through December 31, 1999. FMR Corp. beneficially owned, on February 28, 2000, 17,597,944 shares of Common Stock (see page 5).

  ALLTEL believes that the transactions set forth above were conducted on terms that are no less favorable to ALLTEL than could have been obtained from unaffiliated third parties.

                      SECTION 16(a) BENEFICIAL OWNERSHIP
                             REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires ALLTEL's directors and executive officers, and persons who own more than ten percent of ALLTEL's Common Stock, to file with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of that Common Stock. To ALLTEL's knowledge, based solely upon a review of copies of reports provided by those individuals to ALLTEL and written representations of those individuals that no other reports were required with respect to the year ended December 31, 1999, ALLTEL believes that all of the foregoing filing requirements applicable to its directors, executive officers, and greater-than-ten percent beneficial owners have been met, except that John Haley, who became Senior Vice President and Chief Technology Officer of ALLTEL on January 28, 1999, did not file his initial Form 3 Report until August 23, 1999 (during which period he made no transactions in ALLTEL securities).

                                 ANNUAL REPORT

  The 1999 Annual Report, which includes financial statements and an outline of ALLTEL's operations during 1999, accompanies this Proxy Statement. ALLTEL will provide, without charge, to any person receiving a copy of this Proxy Statement, upon written request, a copy of ALLTEL's 1999 Form 10-K report, including the financial statements and the financial statement schedules thereto, required to be filed with the SEC. Those requests should be addressed to Vice President-Investor Relations, ALLTEL Corporate Services, Inc., One Allied Drive, Little Rock, Arkansas 72202.

                                 OTHER MATTERS

  The management and the Board of Directors of ALLTEL do not know of any other matters that may come before the meeting. If any other matters properly come before the meeting, however, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on those matters. Under ALLTEL's Bylaws, nominations for director may be made only by the Board, or by an ALLTEL stockholder entitled to vote who has delivered notice to ALLTEL not fewer than 90 days nor more than 120 days prior to the first year anniversary of the immediately preceding year's annual meeting. The Bylaws also provide that no business may be brought before an annual meeting except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board or by an ALLTEL stockholder entitled to vote who has delivered notice to ALLTEL (containing certain information specified in the Bylaws) within the time limits described above for delivering notice of a nomination for the election of a director. These requirements apply to any matter that an ALLTEL stockholder wishes to raise at an annual meeting other than in accordance with the procedures in SEC Rule 14a-8. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary, One Allied Drive, Little Rock, Arkansas 72202.

  ALLTEL will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors, and employees of ALLTEL, personally or by telephone or electronic means. In the event the management of ALLTEL deems it advisable, ALLTEL may engage the services of an independent proxy solicitation firm to aid in the solicitation of proxies. The fees paid by ALLTEL, in the event of such an engagement, likely would not exceed $20,000. ALLTEL will pay persons holding stock in their names or those of their nominees for their expenses in sending soliciting material to their principals in accordance with regulations of the SEC and The New York Stock Exchange, Inc.

  IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO FILL IN, DATE, SIGN, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE, OR VOTE BY THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE PROXY CARD.

Dated: March 6, 2000                            By Order of the Board of
                                                Directors,
                                                FRANCIS X. FRANTZ,
                                                Secretary

                     Annual Meeting of Stockholders          2000 ANNUAL MEETING
                     Thursday, April 20, 2000                  ADMISSION TICKET
                     11:00 a.m. local time
[LOGO OF ALLTEL]     Arkansas' Excelsior Hotel
                     Ballroom Level
                     Three Statehouse Plaza
                     Little Rock, Arkansas


Please present this ticket for admittance of stockholder(s) named above.
Admittance will be based upon availability of seating.
-----------------------------------------------------------------------------------------------------------------------------
Instructions for Voting Your Proxy
ALLTEL Corporation is now offering stockholders of record three alternative ways of voting your proxies:
 . By Telephone (using a touch-tone telephone)   . Through the Internet (using a browser)    . By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

--------------------------
TELEPHONE VOTING              Available only until 5:00 p.m. Eastern time on April 19, 2000
--------------------------
   . This method of voting is available for residents of the U.S. and Canada
   . On a touch tone telephone, call TOLL FREE 1-877-260-0389 24 hours a day, 7 days a week
   . You will be asked to enter ONLY the control number shown below
   . Have your proxy card ready, then follow the simple instructions
   . Your vote will be confirmed and cast as you directed

--------------------------
INTERNET VOTING               Available only until 5:00 p.m. Eastern time on April 19, 2000
--------------------------
   . Visit our Internet voting website at http://cybervote.georgeson.com
   . Enter the Company Number AND Control Number shown below and follow the instructions on your screen
   . You will incur only your usual Internet charges.

--------------------------
VOTING BY MAIL
--------------------------
   . Simply mark, sign and date your proxy card and return it in the post-paid envelope
   . If you are voting by telephone or the Internet, please do not mail your proxy card.


                ----------------------------                    ----------------------------
                       COMPANY NUMBER                                   CONTROL NUMBER
                ----------------------------                    ----------------------------

                                          TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE
-----------------------------------------------------------------------------------------------------------------------------

[X]  Please mark
     votes as in
     this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted
"FOR" Proposal 1 and "AGAINST" Proposal 2.

---------------------------------------------------------------  -------------------------------------------------------------------
ALLTEL's Board of Directors recommends a vote "FOR" Proposal 1.  ALLTEL's Board of Directors recommends a vote "AGAINST" Proposal 2.
---------------------------------------------------------------  -------------------------------------------------------------------
1. Election of Directors (see reverse)                           2. Stockholder Proposal-
   For, except vote withheld from the following                     Stock Splits                FOR    AGAINST      ABSTAIN
   nominee(s):                                  FOR   WITHHOLD                                  [ ]      [ ]          [ ]
                                                [ ]     [ ]

   ---------------------------------------
---------------------------------------------------------------  -------------------------------------------------------------------

                                                                        DATE:                                   ,2000
                                                                             -----------------------------------

                                                                        ---------------------------------------------

                                                                        ---------------------------------------------
                                                                        SIGNATURE(S)

                                                                        IMPORTANT: Please sign exactly as your name(s) appear(s)
                                                                        hereon. If you are acting as attorney-in-fact, corporate
                                                                        officer or in a fiduciary capacity, please indicate the
                                                                        capacity in which you are signing.


                              ALLTEL CORPORATION

          This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 20, 2000

      The undersigned hereby appoints Joe T. Ford and Francis X. Frantz, or
P     either of them, with full power of substitution, as proxies to vote all of
R     the undersigned's shares of voting stock at the Annual Meeting of
O     Stockholders on April 20, 2000, and at any and all adjournments thereof,
X     in accordance with and as more fully described in the Notice of Annual
Y     Meeting and the Proxy Statement, receipt of which is acknowledged.

                Election of Directors, Nominees:
                Joe T. Ford, Dennis E. Foster, John P. McConnell, Fred W. Smith, Josie C. Natori

      You are encouraged to specify your choices by marking the appropriate boxes on the reverse side, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations.